EXHIBIT 2.02
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                            STOCK PURCHASE AGREEMENT
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         THIS STOCK  PURCHASE  AGREEMENT (the  "Agreement")  is made and entered into as of April 10, 2000, by and among AUGUST PROJECT 1 CORP., a Florida corporation ("August"), USWEBAUCTIONS, INC., a Florida corporation ("USWA"), and the persons listed as "Shareholders" on the signature pages hereto (each a "Shareholder" and collectively the "Shareholders").

                                    RECITALS:

         A. The Shareholders own all of the outstanding common stock (the "USWA Common Stock") of USWA, which constitutes all of the issued and outstanding capital stock of USWA.

         B. The Shareholders desire to exchange all the outstanding shares (the "USWA Shares") of USWA Common Stock for newly-issued shares of common stock of August (the "August Common Stock"), on the terms and conditions set forth herein. This transaction is intended to be tax-free under the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and premises set forth herein for certain other good and valuable consideration, the receipt and adequacy which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. STOCK PURCHASE, PURCHASE PRICE AND RELATED TRANSACTIONS.

            1.1. PURCHASE PRICE AND SALE. August shall acquire and the Shareholders shall sell to August one hundred percent (100%) of the capital stock of USWA in exchange for the issuance of the number of shares of August Common Stock as set forth in Section 1.2 hereof.

            1.2. PURCHASE PRICE. In consideration of the purchase by August of the USWA Common Stock, August shall issue newly issued shares of August Common Stock to the Shareholders in the denominations set forth opposite each Shareholder's name on Schedule 1.2 attached hereto in exchange for all of the USWA Shares. The total number of shares of August Common Stock issued to all the Shareholders shall be Nine Million Seven Hundred Thirty-Four Thousand (9,734,000) shares (the "Purchase Price"). Accordingly, after the Closing (as defined herein), the Shareholders and Earl T. Ingarfield will each own Four Million Eight Hundred Sixty-Seven Thousand (4,867,000) shares, and third parties will own a total of One Hundred Thirty-Three Thousand (133,000) shares.


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            1.3.  CLOSING AND EFFECTIVE DATE. The closing shall occur as soon as practicable after the satisfaction of the conditions precedent set forth in Sections 6, 7 and 8 hereof, but in no event later than April 15, 2000 (the "Closing"). The date of Closing is referred to herein as the "Closing Date." The Closing shall take place at the principal offices of August's counsel, or at such other place as may be mutually agreed upon by August and the Shareholders. At the Closing, (i) the Shareholders shall deliver to August all original stock certificates representing USWA Common Stock, together with stock powers duly executed in blank; and (ii) August shall issue and deliver the Purchase Price to the Shareholders.

            1.4. FRACTIONAL SHARES; LOST CERTIFICATES. Neither certificates nor scrip for fractional shares of August Common Stock shall be issued. Any fractional interest in August Common Stock to be issued pursuant this Agreement shall be rounded up or down to the nearest whole share. August shall deliver the pro-rata portion of the Purchase Price attributable to any certificate which has been lost or destroyed upon receipt of evidence satisfactory to August and its counsel of ownership of the shares of USWA Common Stock represented thereby and of appropriate indemnification to August.

         2. ADDITIONAL AGREEMENTS.

            2.1. ACCESS AND INSPECTION. Each party hereto has allowed the other parties (as applicable) and their authorized representatives full access to all of the properties, books, contracts, commitments and records of the other party for the purpose of making such investigations as each party has reasonably requested in connection with the transactions contemplated hereby.

            2.2. CONFIDENTIAL TREATMENT OF INFORMATION. From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence this Agreement (including the Schedules hereto), all matters relating hereto and all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process. In the event this Agreement is terminated pursuant to Section 10 hereof, each party shall promptly return to the other(s) any statements, documents, schedules, exhibits or other written information obtained from them in connection with this Agreement, and shall not retain any copies thereof.

            2.3. PUBLIC ANNOUNCEMENTS. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

            2.4. SECURITIES LAW MATTERS.

                 2.4.1. PRIVATE PLACEMENT. The issuance of the August Shares to the Shareholders hereunder shall not be registered under the Securities Act of 1933, as amended, (the "Securities Act") by reason of the exemption provided by

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Section 4(2) thereof, and such shares may not be further transferred unless such transfer is registered  under  applicable  securities laws or, in the opinion of
August's   counsel,   such  transfer   complies  with  an  exemption  from  such
registration. All certificates evidencing the August Shares to be issued to Shareholders shall be legended to reflect the foregoing restriction.

            2.5. FURTHER ASSURANCES. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the USWA Common Stock to August and to consummate the transactions contemplated by this Agreement.

            2.6. EMPLOYMENT AGREEMENTS. At Closing, each of Jon Kochevar and John Allen shall execute and deliver an employment agreement (each, an "Employment Agreement") with August in the form attached hereto as Exhibits "A" and "B."

            2.7. Consistent Tax Filing Position. Each of the parties hereto shall file all Federal income tax returns in a manner consistent with the intended tax-free nature of this transaction.

         3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE SHAREHOLDERS AND USWA.
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         To further induce August to enter into this Agreement and to consummate the transactions contemplated hereby, USWA and the Shareholders each hereby jointly and severally represent and warrant to and covenant with August as follows:

            3.1. ORGANIZATION AND QUALIFICATION: ABSENCE OF SUBSIDIARIES. USWA is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted. USWA is in good standing in the State of Florida. USWA is duly qualified or licensed and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, financial condition, prospects or future business of USWA (collectively, "USWA Material Adverse Effect"). USWA does not have any subsidiaries nor an equity interest in any partnerships or joint venture arrangements or other business entity.

            3.2. CAPITALIZATION AND RELATED MATTERS.

                 3.2.1. Shares; Capitalization. The authorized capital stock of USWA consists solely of _______ shares of common stock, of which ________ shares are issued and outstanding and none are held in its treasury. All of the USWA Shares are owned of record, legally and beneficially by the Shareholders. The

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USWA Shares are free and clear of any and all security interests,  encumbrances, and rights of any kind or nature whatsoever (collectively, "Encumbrances"), and upon delivery of the USWA Shares hereunder, August will acquire title thereto, free and clear of any and all Encumbrances. Other than voting rights, redemption rights and such other rights conferred by USWA's charter documents and by applicable Florida statutes, there exist no Securities Rights (as defined herein) with respect to the USWA Shares. All rights and powers to vote the USWA Shares are held exclusively by the Shareholders. All of the USWA Shares are validly issued, fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. The certificates representing the USWA Shares to be delivered to August at the Closing are, and the signatures and endorsements thereof or stock powers relating thereto will be, valid and genuine. For the purposes of this section, "Securities Rights" means, with respect to the USWA Shares (whether issued or unissued) or any other securities convertible into or exchangeable for USWA Shares, and includes all written or unwritten contractual rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting of the USWA Shares and all rights conferred by USWA's governing documents and by any applicable agreement.

                 3.2.2. LIABILITIES AND OBLIGATIONS. USWA has no debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition, which individually or in the aggregate would have a USWA Material Adverse Effect except: (i) those reflected or reserved against on the USWA Financial Statements (as defined herein) in the amounts shown therein; and (ii) those that have arisen in the ordinary course of business of USWA after the Balance Sheet Date (as defined herein) through the Closing Date, none of which, individually or in the aggregate, has had or will have a USWA Material Adverse Effect on the business or financial condition of USWA.

            3.3. CERTIFICATE OF INCORPORATION AND BY-LAWS. USWA has heretofore made available to August a complete and correct copy of the Certificate of Incorporation and the By-Laws of USWA. Such Certificate of Incorporation and By-Laws are in full force and effect.

            3.4. AUTHORITY RELATIVE TO THIS AGREEMENT. USWA and each Shareholder has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. Each Shareholder has full right and capacity to enter into this Agreement and to carry out his obligations hereunder. The execution and delivery of this Agreement by USWA and each Shareholder, the performance by each such Shareholder of his obligations hereunder and the consummation by USWA of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of USWA or such Shareholders as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by USWA and each Shareholder and constitutes the legal, valid and binding obligations of USWA and each Shareholder, enforceable against USWA and each Shareholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

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            3.5. PERMITS AND LICENSES;  COMPLIANCE. USWA is in possession of all permits and licenses necessary for the conduct of its business and, as of the date hereof, no suspension or cancellation of any such permits or licenses is pending or, to the knowledge of each Shareholder and USWA after reasonable
investigation,   threatened,  except  where  the  failure  to  possess,  or  the suspension or cancellation of, any such permits or licenses would not, individually or in the aggregate, have a USWA Material Adverse Effect. To the best knowledge of each Shareholder and USWA, USWA is not in conflict with, or in default or violation of, (a) any law applicable to USWA or by which any property or asset of USWA is bound or (b) any permit or license, other than conflicts or violations which, individually or in the aggregate, would not have a USWA Material Adverse Effect.

            3.6. FINANCIAL STATEMENTS. True and complete copies of (a) the unaudited balance sheet of USWA for the fiscal period ended as of __________ (the "Balance Sheet Date") and the related unaudited statements of income and retained earnings for the period from _______ through _______ with all related notes and schedules thereto, and (b) the unaudited balance sheet of USWA for the ____ month period ending _______________ and the related monthly statements of income of USWA (collectively referred to herein as the "USWA Financial Statements") have been delivered by USWA prior to Closing. The USWA Financial Statements (i) were prepared in accordance with the books of account and other financial records of USWA, (ii) present fairly the financial condition and results of operations of USWA as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto) applied on a basis consistent with the past practices of USWA, and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of USWA and the results of the operations of USWA as of the dates thereof or for the periods covered thereby (subject, in the case of USWA Interim Financial Statement, to normal recurring year-end adjustments).

            3.7. Absence of Litigation. There is no legal, equitable, or administrative action or proceeding pending or, to the knowledge of USWA or the individual Shareholders after reasonable investigation, threatened against USWA or any property or asset of USWA.

            3.8. BENEFIT PLANS. There are no employee benefit plans (as defined in Section 3(3) of ERISA), bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements to which USWA is a party, with respect to which USWA has any obligation, or which are maintained, contributed to, or sponsored by USWA for the benefit of any current or former employee, officer, or director of USWA.

            3.9. INTELLECTUAL PROPERTY.

                  3.9.1. Schedule 3.9.1 sets forth a true and complete list of all intellectual property owned by USWA (the "USWA Intellectual Property"). The USWA Intellectual Property constitutes all the intellectual property used or contemplated to be used by USWA in the conduct of its business, and there are no other items of intellectual property that are material to USWA or the business of USWA.

                  3.9.2. No claim has been asserted to the best knowledge of each Shareholder and USWA that the use of USWA Intellectual Property or the conduct of the business of USWA does or may infringe upon such rights of any third party.

                  3.9.3. USWA is the owner of the entire, title and interest in and to the Intellectual Property, free and clear of all Encumbrances, and has the right to use, all USWA Intellectual Property in the continued operations of USWA.

                  3.9.4. The USWA Intellectual Property has not been adjudged invalid or unenforceable in whole or part by any governmental authority.

                  3.9.5. To the knowledge of USWA and the individual Shareholders after reasonable investigation, no person or entity is engaging in any activity that infringes upon USWA Intellectual Property or upon the rights of USWA therein. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of USWA Intellectual Property.

                  3.9.6. USWA has not granted to, nor received from, any third party any license or sublicense of intellectual property.

            3.10. TAXES. USWA has (a) filed all federal, state, local and foreign tax (as defined herein) returns required to be filed by it prior to the date of this Agreement, (b) paid or accrued all Taxes which are due. For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature or excise, withholding, ad valorem, stamp, transfer, value added or gains taxes, license, registration and documentation fees, and custom duties, tariffs and similar charges.

            3.11. ASSETS. USWA owns, leases or has the right to use all the properties and assets used or contemplated to be used in the conduct of its business. USWA has good and marketable title to, or, in the case of leased or subleased assets, valid and subsisting leasehold interests in, all the assets, free and clear of all Encumbrances.

            3.12. EXECUTION; NO INCONSISTENT AGREEMENTS; ETC. The execution and delivery of this Agreement by the Shareholders and USWA does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or by-laws of USWA, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which USWA or any Shareholder is a party, pursuant to which USWA or any Shareholder otherwise receives benefits, or to which any of the properties of USWA or any Shareholder is subject.

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            3.13. CORPORATE RECORDS. The statutory records,  including the stock register and minute books of USWA, fully reflect all issuances, transfers and redemptions of USWA's capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and their by-laws as amended and currently in force.

            3.14. ABSENCE OF CHANGES. From the Balance Sheet Date to the date of this Agreement, there has been no adverse change in the business, assets, liabilities, results of operations or financial condition of USWA or its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a USWA Material Adverse Effect.

            3.15. COMPLIANCE WITH LAW. The business and activities of USWA have at all times been conducted in accordance with its articles of incorporation and by-laws and, to the best knowledge of each Shareholder and USWA, any applicable law, regulation, ordinance, order, license, permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a USWA Material Adverse Effect.

            3.16. CONTINGENCIES. There are no actions, suits, claims or proceedings pending, or, to the knowledge of USWA and each Shareholder after reasonable investigation, threatened against, by or affecting USWA in any court or before any arbitrator or governmental agency that may have a USWA Material Adverse Effect or which could adversely affect the right or ability of USWA to consummate the transactions contemplated hereby. To the knowledge of each Shareholder after reasonable investigation, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against USWA. There are no unsatisfied judgments against USWA and no consent decrees or similar agreements to which USWA is subject and which could have a USWA Material Adverse Effect.

            3.17. MATERIAL CONTRACTS. There are no contracts of USWA which involve consideration in excess of the equivalent of $2,500.00 or have a term of one year or more (collectively, the "Material Contracts").

            3.18. INSURANCE. All policies of insurance presently maintained by USWA are in full force and effect, and all premiums due thereon have been paid. USWA has received no notices of cancellation with respect thereto.

            3.19. EMPLOYMENT AND LABOR MATTERS. Schedule 3.19 sets forth the name, position, employment date, and current compensation (base and bonus) of each employee or intended employee of USWA.

            3.20. ENVIRONMENTAL MATTERS. USWA is not in violation, in any material respect, of any Environmental Law (as defined herein); USWA has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or

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disposal of Wastes (as  defined  herein) and other  materials  required  for the operation of its business at present operating levels; and USWA is not liable or responsible for any clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of USWA (whether owned or leased), or in or on any other property,  including  property no longer owned,  leased or used by USWA. As used
herein,  (a)  "Environmental  Laws"  means,   collectively,   the  Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic)
regulating,   relating  to,  or  imposing  liability  or  standards  of  conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including
petroleum  products  and  derivatives),   the  generation,   handling,  storage,
disposal, treatment or emission of which is subject to any Environmental Law.

            3.21. INVENTORIES. The amounts stated as inventories of USWA on the USWA Financial Statements reflect fairly the products, materials and supplies and spare parts held by USWA. The inventory shown on the USWA Financial Statements (i) represents items of a quality and quantity usable and saleable in the ordinary course of business, and (ii) conforms in all material respects to customary trade standards for such inventory in USWA's current markets. USWA has not given any express written warranty with respect to any goods or products sold.

            3.22. RECEIVABLES. All notes receivable and accounts receivable shown on the USWA Financial Statements and all such receivables now held by USWA were and are valid and collectible obligations of the respective makers thereof and were not and are not subject to any offset or counterclaim; except for a portion of such receivables, not to exceed the amount, if any, shown as the allowance for bad debt on the USWA Financial Statements, which may prove not to be collectible.

            3.23. AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. USWA is not a party to any contract, agreement, lease or transaction with, or any other commitment to, (i) a Shareholder, (ii) any person related by blood, adoption or marriage to Shareholder, (iii) any director or officer of USWA, (iv) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or
(v) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and collectively as the "Related Parties").

            3.24. FULL DISCLOSURE. No representation or warranty of USWA or the Shareholders contained in this Agreement, and none of the statements or information concerning USWA contained in this Agreement and the Exhibits and Schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order

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to make the statements  therein,  in light of the circumstances under which they were made, not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF AUGUST.

         To induce USWA and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, August represents and warrants to and covenants with USWA and the Shareholders as follows:

            4.1. ORGANIZATION. August is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. August is entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and August is duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where such failure would not result in a material adverse effect on August.

            4.2. CAPITALIZATION AND RELATED MATTERS.

                 4.2.1. August has authorized capital stock consisting of Fifty Million (50,000,000) shares of common stock, $0.001 par value per share, of which Five Million (5,000,000) shares were issued and outstanding as of the date hereof. The August Shares will be, as of the Closing Date, duly and validly authorized and issued, and fully paid and non-assessable, and will be issued to the Shareholders free of all Encumbrances, claims and liens whatsoever.

                 4.2.2. August does not have outstanding any securities convertible into capital stock, nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock.

            4.3. EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

                 4.3.1. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by August and this Agreement is a valid and binding agreement of August, enforceable against August in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

                 4.3.2. The execution and delivery of this Agreement by August does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or by-laws of August, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which August is a party, pursuant to which it otherwise receives benefits, or by which any of its properties may be bound.

            4.4. FINANCIAL STATEMENTS. Prior to Closing, August shall deliver to USWA the audited balance sheets of August as of December 31, 1999 (the "August Financial Statement"). The August Financial Statement has been prepared in accordance with GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP). Since December 31, 1999, there has been no material adverse change in the assets or liabilities, in the business or condition, financial or otherwise, of August, or in its results of operations.

            4.5. LIABILITIES. August has no material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except those reflected on the August Financial Statements, including the notes thereto and the liabilities incurred in the ordinary course of business since December 31, 1999.

            4.6. CONTINGENCIES. There are no actions, suits, claims or proceedings pending or, to August's knowledge, threatened, against, by or affecting August in any court or before any arbitrator or governmental agency which could have a material adverse effect on August or which could materially and adversely affect the right or ability of August to consummate the transactions contemplated hereby. To the knowledge of August, there is no valid basis upon which any such action, suit, claim or proceeding may be commenced or asserted against August. There are no unsatisfied judgments against August and no consent decrees or similar agreements to which August is subject and which could have a material adverse effect on August or which could materially and adversely affect the right or ability of August to consummate the transactions contemplated hereby. August's operations are contingent upon its ability to obtain additional financing.

            4.7. FULL DISCLOSURE. No representation or warranty of August contained in this Agreement, and none of the statements or information concerning August contained in this Agreement and the Schedules, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5. CONDUCT OF BUSINESS OF USWA PENDING CLOSING.

            5.1. Conduct of Business. USWA and the Shareholders covenant and agree that, between the date hereof and the Closing Date, the business of USWA shall be conducted only in the ordinary course and consistent with past practice.

            5.2. No Material Changes. USWA shall not materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

                 (a) no change shall be made in the articles of incorporation or by-laws of USWA;

                 (b) no change shall be made in the authorized or issued capital stock of USWA;

                 (c) USWA shall not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities; and

                 (d) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of USWA.

            5.3. COMPENSATION. No increase shall be made in the compensation or employee benefits payable or to become payable to any director, officer, employee or agent of USWA, and no bonus or profit-share payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent, except in the ordinary course of business and consistent with prior practices.

            5.4. NOTIFICATION. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Shareholders shall promptly notify August of any event of which any Shareholder obtains knowledge which could have a Material Adverse Effect.

         6. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

         The obligation of the parties hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of the parties hereto:

            6.1. ABSENCE OF ACTIONS. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving August, the Shareholders or USWA when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Shareholders, USWA or August.

            6.2. CONSENTS. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof.

         7. CONDITIONS TO OBLIGATIONS OF AUGUST.

         All obligations of August to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing Date, any or all of which may be waived in whole or in part by August:

            7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of USWA or the Shareholders in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

            7.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. USWA and the Shareholders shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

            7.3. ABSENCE OF MATERIAL ADVERSE CHANGES. No material adverse change in the business, assets, financial condition, or prospects of USWA shall have occurred.

            7.4. CERTIFICATE OF USWA AND SHAREHOLDERS. USWA and the Shareholders shall have executed and delivered, or caused to be executed and delivered, to August one or more certificates, dated the Closing Date, certifying in such detail as August may reasonably request to the fulfillment and satisfaction of the conditions specified in Sections 7.1 through 7.3 above.

         8. CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS.

         All of the obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part, by the
Shareholders:

            8.1.   REPRESENTATIONS  AND  WARRANTIES.   The  representations  and
warranties contained in Section 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of August in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

            8.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. August shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by August prior to or on the Closing Date.

            8.3. ABSENCE OF MATERIAL ADVERSE CHANGES. No material adverse change in the business, assets, financial condition, or prospects of August, taken as a whole, shall have occurred, and no event shall have occurred which has had, or will have a material adverse effect on the business, assets, financial condition or prospects of August and its subsidiaries, taken as a whole.

            8.4. CERTIFICATE OF AUGUST. August shall have delivered to the Shareholders a certificate, executed by an executive officer and dated the Closing Date, certifying in such detail as counsel for the Shareholder may reasonably request to the fulfillment and satisfaction of the conditions specified in Sections 8.1 through 8.3 above.

         9. INDEMNIFICATION.

            9.1.  INDEMNIFICATION  BY SHAREHOLDERS AND USWA.  Subject to Section
9.5, the Shareholders and USWA (hereinafter collectively called the "Indemnitor") shall jointly and severally defend, indemnify and hold harmless August, its direct and indirect parent corporations, subsidiaries (including USWA after Closing) and affiliates, their officers, directors, employees and agents (hereinafter collectively called "Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Indemnified Losses"), suffered or incurred by any Indemnitee by reason of, or arising out of:

                  (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of any Shareholder or USWA contained in this

Agreement or in any certificate, schedule, instrument or document delivered to August by or on behalf of the Shareholders or USWA pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

                  (b) any liabilities of USWA of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise arising from or relating to the Shareholders' ownership or operation of USWA prior to the Closing Date.

            9.2. INDEMNIFICATION BY AUGUST. Subject to Section 9.5, August (hereinafter called the "Indemnitor") shall defend, indemnify and hold harmless each Shareholder and USWA (hereinafter called "Indemnitee") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Indemnified Losses"), suffered or incurred by Indemnitee by reason of or arising out of:

                  (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any material agreement of August contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Shareholders by or on behalf of August pursuant to the provisions of this Agreement; and

                  (b) any liabilities of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, arising from August's ownership or operation of USWA after Closing, but only so long as such liability is not the result of an act or omission, of USWA, or any Shareholder occurring prior to Closing.

            9.3. DEFENSE OF CLAIMS.

                  9.3.1. Should any claim or action by a third party arise after the Closing Date for which an Indemnitor is liable under the terms of this Agreement, the Indemnitee shall notify Indemnitor within ten (10) days after such claim or action arises and is known to Indemnitee, and shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitees within ten
(10) days after notice from the Indemnitees of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitees, provided that Indemnitees may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action.

                  9.3.2. If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitees may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitees, within fifteen
(15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitees for the amount of all expenses, legal and otherwise, incurred by the Indemnitees in connection with the defense and settlement of such claim or action.

                  9.3.3. If a non-appealable judgment is rendered against any of the Indemnitees in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitees, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any of the Indemnitees is compelled to do so.

            9.4. WAIVER. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

            9.5. LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Agreement:

                 9.5.1. TIME LIMITATION. No party shall be responsible hereunder for any Indemnified Loss unless the Indemnitee shall have provided such party with written notice containing a reasonable description of the claim, action or circumstances giving rise to such Indemnified Loss within one (1) year after the Closing Date (the "Indemnity Notice Period"); provided, however, that there shall be no limit on the Indemnity Notice Period for indemnity claims: (i) against Shareholders for Indemnified Losses arising or resulting from a breach of a representation or warranty of Shareholders relating to Environmental Laws, Taxes or any liability of USWA relating to the handling or disposal of Wastes or the failure to comply with any Environmental Law; and (ii) against any party based on fraud, intentional breach or misrepresentation.

                 9.5.2.  CAPS  ON  LOSSES.   The  aggregate   liability  of  the
Shareholders after Closing for Indemnified Losses shall not exceed the aggregate August Common Stock issued to the Shareholders, with each Shareholder's share of the aggregate liability limited to August Common Stock issued to such Shareholder. In the event of a claim of liability, the value of such shares shall be determined by the Board of Directors of August whose determination shall be final and binding on all parties hereto. The aggregate liability of August after Closing for Indemnified Losses shall not exceed an amount equal to the Purchase Price.

         10. TERMINATION.

            10.1. Termination. This Agreement may be terminated at any time on or prior to the Closing:

                  (a) By mutual consent of the parties hereto; or

                  (b) At the election of August if: (i) a Shareholder or USWA has breached or failed to perform or comply with any of their representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 6 or 7 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by April 15, 2000; or

                  (c) At the election of the Shareholders if: (i) August has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 6 or 8 is not satisfied as and when required by this Agreement; or (iii) if the Closing has not been consummated by April 15, 2000.

            10.2. MANNER AND EFFECT OF TERMINATION. Written notice of any termination ("Termination Notice") pursuant to this Section 10 shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of

Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (i) its obligations under Section 2.2; or
(ii) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

11.      MISCELLANEOUS.

11.1.    Notices.

11.1.1. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered in person or if sent by Federal Express (or similar recognized overnight courier service) to the parties at the following addresses:

         If to Shareholders:     To the addresses  contained  on  the signatures
                                 page of this Agreement

         If to August:           August Project 1 Corp.
                                 22 South Links Avenue, Suite 204
                                 Sarasota, Florida  34236
                                 Attention:  Earl Ingarfield

         With a copy to:         Clayton E. Parker, Esq.
                                 Kirkpatrick & Lockhart LLP
                                 201 S. Biscayne Blvd.
                                 Suite 2000, Miami Center
                                 Miami, Florida  33131

         If to USWA:             USWebauctions, Inc.
                                 7131 Curtiss Avenue, Suite 1
                                 Sarasota, Florida  34231

                 11.1.2. Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

            11.2. SURVIVAL. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect and survive after the Closing, subject to the limitations of Section 9.5.

            11.3. COUNTERPARTS; INTERPRETATION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules and Exhibits hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by a written instrument signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement "herein," "hereby," "hereof," "hereunder," "herewith," "hereafter" and "hereinafter" and similar words refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

            11.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereto agree that any claim, suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be submitted for adjudication exclusively in any state or federal court sitting in Miami-Dade County, Florida and each party hereto expressly agrees to be bound by such selection of jurisdiction and venue for purposes of such adjudication. Each party (a) waives any objection which it may have that such court is not a convenient forum for any such adjudication, (b) agrees and consents to the personal jurisdiction of such court with respect to any claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby and
(c) agrees that process issued out of such court or in accordance with the rules of practice of such court shall be properly served if served personally or served by certified mail or other form of substituted service, as provided under the rules of practice of such court.

            11.5. PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

            11.6. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

            11.7. HEADINGS. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

            11.8. EXPENSES. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by August or the Shareholders as each party incurs such expenses, and none of such expenses shall be charged to or paid by USWA.

            11.9. FINDER'S FEES. August represents to the Shareholders that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by August to be paid for or on account of the transactions contemplated hereby. The Shareholders represent to August that no broker, agent, finder or other party has been retained by Shareholders or USWA in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Shareholders or USWA to be paid for or on account of the transactions contemplated hereby.

            11.10. GENDER. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

            11.11. ACCEPTANCE BY FAX. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

            11.12. ATTORNEYS' FEES. In the event of any litigation or other proceeding arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys' fees and court costs from the other party or parties.

            11.13. INDEPENDENT REPRESENTATION. Each party hereto acknowledges and agrees that it has received independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement. In addition, Shareholders and USWA acknowledge that Kirkpatrick & Lockhart LLP ("K&L") is solely representing August in connection with this Agreement and all of the other documents associated with this transaction.

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement or caused this Stock Purchase Agreement to be duly executed by their duly authorized officers as of the date first above written.

                                             AUGUST PROJECT 1 CORP.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             USWEBAUCTIONS, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------





                                             SHAREHOLDERS:

JOHN ALLEN                                   JON KOCHEVAR

------------------------------------         -----------------------------------
Address:                                     Address:
        ----------------------------                 ---------------------------

------------------------------------         -----------------------------------

------------------------------------         -----------------------------------

                                       19

                                  SCHEDULE 1.2

------------------- ---------------------------------------------------- ---------------------------------- ----------------
                    SHAREHOLDER                                                           NUMBER OF SHARES
------------------- ---------------------------------------------------- ---------------------------------- ----------------
                    John Kochevar                                                                4,867,000
                    John Allen                                                                   4,867,000










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